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Company Contact:
Bob Anderson 626-923-6000
Bob.Anderson@northgate.com

                         NORTHGATE INNOVATIONS APPOINTS
                    KENT A. SAVAGE AS CHIEF EXECUTIVE OFFICER

    Industry Veteran Brings Strategic Leadership, Consumer Market Expertise,
              Operational Know-how and Capital Markets Experience

City of Industry, California - January 20, 2004 - Northgate Innovations, Inc. (OTCBB: NGTE), a developer, manufacturer and distributor of innovative personal computers, notebooks, peripherals and software, today announced that Kent A. Savage has been appointed as the company's Chief Executive Officer. Mr. Savage replaces Andy Teng, who will continue in his role as Chairman of Northgate Innovations' board of directors.

Mr. Savage, a 20 year veteran of the networking, computer and software industries, joins Northgate Innovations from TippingPoint Technologies, Inc., a publicly traded network security company, where he served as Chief Marketing and Sales Officer. Previously, Mr. Savage was the co-founder and the President and Chief Executive Officer of Netpliance, Inc., a consumer Internet appliance, access and content provider and the predecessor of TippingPoint Technologies. As President and Chief Executive Officer, Mr. Savage led Netpliance and its innovative "i-opener" product and service offering from concept to product and service delivery. Under Mr. Savage's leadership, Netpliance achieved "first to market" delivery of a revolutionary offering and accessed the public markets with its initial public offering. In addition to his product and market know-how, Mr. Savage has demonstrated expertise with strategic alliances and the private and public capital markets.

"On behalf of the board of directors and executive team, we are extremely pleased to announce the appointment of Kent as the Chief Executive Officer at Northgate Innovations," said the company's Chairman, Andy Teng. "Kent's veteran industry knowledge and market savvy in both the technology and public markets, brings the necessary experience to maximize the existing assets of the current business while creating new value. I look forward to Kent's leadership as we define the next generation of Northgate Innovations."

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Prior to founding  Netpliance,  Mr. Savage  served as General  Manager for Cisco
Systems' Broadband Operations and Vice President of Sales and Marketing for NetSpeed, a DSL broadband equipment company that was acquired by Cisco Systems in 1998. Mr. Savage's career also includes sales and marketing director positions at Nortel and Wang.

"I am excited about joining Northgate Innovations," says Mr. Savage. "The company has extensive industry relationships and has built an excellent platform from which to capitalize on the existing operations while innovating and introducing new growth opportunities. As Chief Executive Officer, my focus will be to identify and pursue those opportunities and to lead the company in a manner which maximizes value to its customers, employees and shareholders."

About Northgate Innovations, Inc.

Northgate Innovations is a developer, manufacturer and distributor of innovative personal computers, notebooks, peripherals and software. Its products are sold through online, retail and shopping network sales channels. Northgate can be contacted through its Web site at www.northgate.com or by telephone at 626-923-6000.

Forward-looking Statements

This  announcement  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to significant risks and uncertainties. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, the company can give no assurance that such expectations or any of their forward-looking statements will prove to be correct, and future results may differ from those discussed in this press release. Important information regarding the factors that may affect the company's future performance is included in its public reports that it files with the Securities and Exchange Commission. The company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future event, change in expectations, conditions or circumstances, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the company or any other person that the events or circumstances described in such statement are material.

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